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                                                                   Exhibit 10.16


                        AMENDMENT TO EMPLOYMENT AGREEMENT


         This Amendment to Employment Agreement ("Amendment") is made and entered into as of January 8, 2002, by and between H.T.E., INC., a Florida corporation, (hereinafter called the "Company"); and JOSEPH M. LOUGHRY, III (hereinafter called the "Executive").

R E C I T A L S

         The Executive and Company wish to amend the terms and conditions of that certain Employment Agreement dated as of January 17, 2000 (the "Employment Agreement").

AMENDMENT AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree to amend the Employment Agreement as follows:

         The following "Enhanced Severance and Accelerated Option Vesting" provisions are hereby added as subparagraph 5.8:

                  5.8 Enhanced Severance and Accelerated Option Vesting. In the event of a "Change of Control" of the Company, as defined below, and notwithstanding any other provision of this Employment Agreement to the contrary, the Company shall provide "Enhanced Severance" and "Accelerated Option Vesting" for or to the Executive as hereinafter provided:

                           a. Enhanced Severance. If during the eighteen (18)
                  month period beginning with the date of a Change of Control (the "Enhanced Severance Period") a "Prohibited Act" occurs, as defined below, the Company shall pay to the Executive an amount equal to the aggregate compensation from salary, cash bonus plan and commissions earned by the Executive during the twelve (12) months immediately preceding the date of the Prohibited Act ("Enhanced Severance Payment"). Upon twenty
                  (20) days written notice to the Company, the Executive shall have the right to resign his employment upon the occurrence of a Prohibited Act without further liability to the Company under this Employment Agreement. Such resignation by the Executive shall not effect the Company's obligation to pay to the Executive the Enhanced Severance Payment. The Company shall pay the Enhanced Severance Payment to the Executive in equal monthly or more frequent installments during the twelve
                  (12) months immediately following the date of the Prohibited Act. In addition, the Executive and the Executive's dependents shall continue to receive, without charge, all health, medical, dental and vision insurance coverage or any other insurance benefits they were receiving or participating in prior to the date of the Prohibited Act during the twelve (12) months immediately following the date of the Prohibited Act. The Enhanced Severance Payment and the above-described continuation of insurance coverage shall be in lieu of and replace all other severance or compensation continuation payments or benefits to which the Executive may otherwise be entitled to receive under this Employment Agreement.

                           b. Change of Control. For the purpose of this
                  Employment Agreement, a "Change of Control" shall mean: (i) the acquisition (other than by the Company), at any time after the date hereof, by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of either the then outstanding shares of common stock or the combined voting power of the


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                  Company's then outstanding voting securities entitled to vote generally in the election of directors; (ii) the individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved, or not objected to, by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) approval by the stockholders of the Company of: (a) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (b) a liquidation or dissolution of the Company, or (c) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

                           c. Prohibited Act. For the purpose of this Employment
                  Agreement, a "Prohibited Act" shall mean: (i) if after one hundred twenty (120) days following the date of a Change of Control, the Executive is assigned any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Employment Agreement or which have, prior to a Change of Control, then been assigned to the Executive, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose (x) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive, (y) a diminution in the Executive's position, authority, duties or responsibilities solely as a result of the Company not continuing as a separate reporting company under the Exchange Act of 1934, or (z) a Prohibited Act to which the Executive either consents or does not object, in writing, to the Company within thirty (30) days of the occurrence of such Prohibited Act; (ii) any failure by the Company to comply with any of the provisions of this Employment Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (iii) the Company requires the Executive to be based at any office or location which is not within thirty (30) miles of the Company's current offices at 1000 Business Center Drive, Lake Mary, Florida, except for travel reasonably required in the performance of the Executive's responsibilities; (iv) any reduction in the Executive's base salary or change in any incentive compensation plans in which the Executive is then participating; or (v) a termination or purported termination by the Company of the Executive's employment without cause, as provided by this Employment Agreement.

                           d. Extension of Term of Employment Agreement. In the
                  event of a Change of Control and if the remaining or unexpired term of this Employment Agreement does not extend to the end of the Enhanced Severance Period, the term and legal effectiveness of the provisions of this Employment Agreement shall be extended to the end of the Enhance Severance Period.

                           e. Accelerated Option Vesting. Effective upon a
                  Change of Control and notwithstanding any provision to the contrary in any option agreement under which the Executive may acquire the Company's common stock (the "Option Agreements"), the Executive shall vest as to all then unvested non-performance based stock options under the Option Agreements, the greater of: (i) fifty percent (50%) of the unvested non-performance based stock options; or (ii) an additional one year's vesting under the pre-Change of Control time vesting schedule for non-performance based stock options.


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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


                                            COMPANY:

                                            H.T.E., INC.

                                            By: /s/ L. A. Gornto, Jr.
                                                --------------------------
                                                L. A. Gornto, Jr., EVP





                                            EXECUTIVE:

                                            /s/ Joseph M. Loughry, III
                                            --------------------------
                                            Joseph M. Loughry, III


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